Exhibit 99.1

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of NRG Yield, Inc., and any amendments and supplements thereto, as a nominee to the board of directors of NRG Yield, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ John F. Chlebowski
John. F. Chlebowski

Date: July 8, 2013

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of NRG Yield, Inc., and any amendments and supplements thereto, as a nominee to the board of directors of NRG Yield, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Ferrell P. McClean
Ferrell P. McClean

Date: July 8, 2013

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of NRG Yield, Inc., and any amendments and supplements thereto, as a nominee to the board of directors of NRG Yield, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Brian R. Ford
Brian R. Ford

Date: July 8, 2013